Report of Independent Registered Public Accounting
Firm

The Board of Trustees and Shareholders
Constellation Funds:

In planning and performing our audits of the financial statements of the Constellation Clover
Core Value Fund, Constellation Clover Small Cap
Value Fund, Constellation Clover Core Fixed Income
Fund, Constellation Clover Income Plus Fund,
Constellation Chartwell Ultra Short Duration Fixed
Income Fund, Constellation Chartwell Short Duration
Fixed Income Fund, Constellation Chartwell High
Yield Fund, Constellation HLAM Large Cap Quality
Stock Fund, Constellation Pitcairn Diversified Value
Fund, Constellation Pitcairn Select Value Fund,
Constellation Pitcairn Diversified Growth Fund,
Constellation Pitcairn Small Cap Fund, Constellation
Pitcairn Family Heritage Fund, Constellation
Pitcairn Taxable Bond Fund, Constellation Pitcairn
Tax-Exempt Bond Fund, Constellation Sands Capital
Select Growth Fund, Constellation TIP Small Cap
Value Opportunities Fund, Constellation TIP Mid Cap
Fund, Constellation TIP Financial Services Fund,
Constellation TIP Healthcare & Biotechnology Fund,
Constellation International Equity Fund, and
Constellation Strategic Value and High Income Fund, twenty-two of the funds constituting the Constellation Funds the Constellation Funds, as of and for the year or period ended September 30, 2005, in accordance with the standards of the Public
Company Accounting Oversight Board United States, we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Constellation Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Constellation Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Constellation Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board United States. However, we noted no deficiencies in the Constellation Funds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of September 30, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of the Constellation Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ KPMG LLP

November 29, 2005
Philadelphia, Pennsylvania